Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2025 with respect to the financial statements of Delcath Systems, Inc. for the year ended December 31, 2024 included in the Annual Report on Form 10-K.

/s/ Marcum LLP

Marcum LLP

New York, NY

August 15, 2025